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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2003

THE MILLS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12994 (Commission File Number)	52-1802283 (IRS Employer Identification Number)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 526-5000

(Former name or former address, if changed since last report)

Not applicable

THE MILLS CORPORATION

Item 5. Other Events

        On October 7, 2003, The Mills Corporation entered into a purchase agreement to sell 1,720,000 shares of its 8.75% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, to an investor. The closing of the offering is expected to take place on or about October 7, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial statements of businesses acquired

    None

  (b)
  Pro forma financial information

    None

  (c)
  Exhibits:

Exhibit	Document
4.1	Certificate of Increase of Authorized Number of Shares of Series E Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
10.1	Purchase Agreement, dated October 7, 2003, between The Mills Corporation and Scudder RREEF Real Estate Fund II, Inc.
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION
/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: October 7, 2003

EXHIBIT INDEX

Exhibit	Document
4.1	Certificate of Increase of Authorized Number of Shares of Series E Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
10.1	Purchase Agreement, dated October 7, 2003, between The Mills Corporation and Scudder RREEF Real Estate Fund II, Inc.
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.3	Consent of Ernst & Young LLP

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THE MILLS CORPORATION
SIGNATURE
EXHIBIT INDEX